As filed with the Securities and Exchange Commission on October 6, 1995

                                                     Registration No. 33-

                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D. C. 20549

                                FORM S-8
                         REGISTRATION STATEMENT

                                  UNDER

                       THE SECURITIES ACT OF 1933

                           ASHLAND COAL, INC.

         (Exact name of registrant as specified in its charter)

DELAWARE                                    61-0880012
(State or other jurisdiction of             (I.R.S. Employer
incorporation or organization)              Identification No. )

2205 Fifth Street Road                      P.O. Box 6300
Huntington, West Virginia 25701             Huntington, WV  25771
(Address of Principal Executive Offices)    (Mailing Address)

                               ASHLAND COAL, INC.
                           1995 STOCK INCENTIVE PLAN
                            (Full title of the Plan)

                                 ROY F. LAYMAN
                               ASHLAND COAL, INC.
                             2205 FIFTH STREET ROAD
                                 P.O. BOX 6300
                        HUNTINGTON, WEST VIRGINIA 25771
                    (Name and address of agent for service)

                                 (304)526-3526
                    (Telephone number of agent for service)

                        CALCULATION OF REGISTRATION FEE

Title of              Amount to be   Proposed Maximum    Proposed Maximum    Amount of
Securities to         Registered     Offering Price      Aggregate           Registration
be Registered                      Per Share (1)(2)    Offering Price      Fee
                                                       (1)(2)
Common Stock, par   1,000,000      $ 29.8125       $ 29,812,500     $10,280.17
value $0.01 per       shares
share..........


(1) In accordance with Rule 457 under the Securities Act of 1933, calculated on the basis of $29.8125 per share of Common Stock which was the average of the high and low prices on the New York Stock Exchange-- Composite Tape on October 4,1995.
(2)  Estimated solely for the purpose of determining the registration fee.

                            PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        There are incorporated herein by reference the following documents and material heretofore filed with the Securities and Exchange Commission (the "Commission"):

        (a)  Annual Report on Form 10-K of Ashland Coal, Inc.
("Ashland Coal") for the year ended December 31, 1994, filed with the Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934.

        (b)  Ashland Coal Current Report on Form 8-K dated
February 10, 1995, filed with the Commission pursuant to Section
13(a) of the Securities Exchange Act of 1934.

        (c) Ashland Coal Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, filed with the Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934.

        (d)   Ashland Coal Current Report on Form 8-K dated April
6, 1995, filed with the Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934.

        (e) Ashland Coal Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, filed with the Commission pursuant to
Section 13(a) of the Securities Exchange Act of 1934.

        (f)  Ashland Coal Current Report on Form 8-K dated
September 6, 1995, filed with the Commission pursuant to Section
13(a) of the Securities Exchange Act of 1934.

        (g) The description of Ashland Coal's Common Stock included in the Registration Statement on Form 8-A filed with the Commission pursuant to Section 12(b) of the Securities and Exchange Act of 1934.

        In addition, all documents hereafter filed with the Commission by Ashland Coal pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        The validity of the Common Stock offered hereby has been passed upon by Richards, Layton & Finger, Wilmington, Delaware.

The consolidated financial statements and schedule of Ashland Coal appearing or incorporated by reference in Ashland Coal's Annual Report on Form 10-K for the year ended December 31, 1994 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Item 6. Indemnification of Directors and Officers.

     In accordance with Delaware law, the Company's Restated Certificate of Incorporation, as amended, contains provisions that result in the elimination of the personal liability of directors to the Company and its stockholders for monetary damages for beaches of fiduciary duty as a director, except for (i) breach of a director's duty of loyalty to the Company or to the stockholders,
(ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) dividend or stock repurchases or redemptions that are illegal under Delaware law and (iv) any transaction for which a director receives an improper personal benefit. These provisions pertain only to breaches of duty by directors as directors and not in any other capacity, such as officers. As a result of the inclusion of such provisions, stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are in violation of their fiduciary duty, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available to stockholders in any particular case, stockholders may not have any effective remedy against the challenged conduct.

     The Company's Amended Bylaws ("Bylaws") provide that the Company may indemnify every person who is or was an officer, director or employee of the Company (or other corporation, which such person served at the Company's request) against expenses (including attorneys' fees) and costs, judgements, settlements and fines incurred in the defense of any claim, including any claim brought by or in the right of the Company, to which such person was made party by reason of being or having been an officer, director or employee, provided such person acted in good faith, in what he or she reasonably believed to be in the best interests of the Company, and in addition, in any criminal action or proceeding, had no reasonable belief that his or her conduct was unlawful and, provided further, that in the case of any claim brought by or in the right of the Company, no indemnification shall be made in respect of any such claim as to which such officer, director or employee shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duties, unless a court shall determine such person is fairly and reasonably entitled to indemnity. Notwithstanding the foregoing, any person who is wholly successful on the merits or otherwise is entitled to indemnifica-tion as a matter of right.

     The Company has entered into indemnification agreements (the "Agreements") with its directors and certain of its officers. The Agreements contractually obligate the Company to indemnify the directors and such officers to the same extent provided for in the Company's Bylaws and also require the Company to provide indemnification beyond that provided for in the Company's Bylaws to the extent permitted by Delaware law. Among other things, and subject to certain exceptions, the Agreements require the Company to indemnify the director or officer against all judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by the director or officer in any proceeding where the director or officer was, is or is threatened to be made, a party by reason of the fact that he was or is a director, officer, employee or agent of the Company or was or is serving at the request of the Company in any such capacities with another enterprise. Among other exceptions, the director or officer is not entitled to indemnification to the extent that it is determined, in accordance with the Agreement and applicable law, that the director or officer did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal proceeding, that the director or officer had reasonable cause to believe his conduct was unlawful. The Agreements also require, under certain circumstances, advance payment of expenses incurred in investigating, defending or appealing any proceeding. The rights created by the Agreements are not exclusive of any other rights to which the director or officer may be entitled under any provision of law, the Company's Restated Certificate of Incorporation, Bylaws or otherwise.

     Ashland Coal has purchased insurance which insures (subject to certain terms and conditions, exclusions and deductibles)

Ashland Coal against certain costs which Ashland Coal might be required to pay by way of indemnification to its directors or officers under its Articles or By-laws, indemnification agreements or otherwise, and which protects individual directors and officers from certain losses for which they might not be indemnified by Ashland Coal. In addition, Ashland Coal has purchased insurance which provides liability coverage (subject to certain terms and conditions, exclusions and deductibles) for amounts which Ashland Coal, or the fiduciaries under Ashland Coal's employee benefit plans, which may include directors, officers and employees of Ashland Coal, might be required to pay as a result of a breach of fiduciary duty.



Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

     4.1 Ashland Coal, Inc. 1995 Stock Incentive Plan (filed as Exhibit 10.1 to Ashland Coal's Quarterly Report on
            Form 10-Q for the Quarterly Period Ended June 30, 1995 and incorporated herein by reference).

     4.2 Restated Articles of Incorporation, as amended, of Ashland Coal (filed as Exhibit 3.1 to Ashland Coal's
            Post-Effective Amendment No. 1 to its Form S-3
            Registration Statement dated May 5, 1993, and incorporated herein by reference).

     5      Opinion of Richards, Layton & Finger, Wilmington,
            Delaware, including Counsel's consent concerning securities registered hereunder.

     24.1   Consent of Ernst & Young LLP, independent auditors.

     24.2 Consent of Richards, Layton & Finger (included as part of Exhibit 5).

     25 Power of Attorney.

Item 9. Undertakings.

     (a)    The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that subparagraphs (i) and (ii), above, do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Ashland Coal pursuant to the foregoing provisions, or otherwise, Ashland Coal has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Ashland Coal will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
PAGE

                                SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntington and State of West Virginia on this 4th day of October, 1995.
                                Ashland Coal, Inc.
                                (Registrant)

                               By: /s/ Roy F. Layman

                                   Roy F. Layman
                                   Administrative Vice President-
                                   Law and Human Resources, and
                                   Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

         Signature and Title

William C. Payne*
         Chairman of the Board, President,
              Chief Executive Officer and Director

Paul W. Chellgren*
         Director

Robert E. Yancey, Jr.*
         Director

Thomas L. Feazell*
         Director
                                   *BY:   /s/ Roy F. Layman
J. Marvin Quin*
         Director                  Roy F. Layman
                                   Administrative Vice President-
Juan Antonio Ferrando*             Law and Human Resources,
         Director                  and Secretary
                                   (Attorney-in-Fact)
Robert L. Hintz*
         Director                  Date: October 4  , 1995

Robert A. Charpie*
         Director

J. A. Brothers*
         Director

Thomas Marshall*
         Director

         Original powers of attorney authorizing and each of them, to sign this Registration Statement on behalf of the above named officers and directors of the Company are being filed herewith with the Securities and Exchange Commission.

                                 EXHIBIT INDEX



   Exhibit
   No.                 Description



   4.1 Ashland Coal, Inc. 1995 Stock Incentive Plan (filed as Exhibit 10.1 to Ashland Coal's Quarterly Report on Form 10-Q for the quarterly period Ended June 30,
             1995 and incorporated herein by reference).

   4.2 Restated Articles of Incorporation, as amended, of Ashland Coal (filed as Exhibit 3.1 to Ashland Coal's
             Post-Effective Amendment No. 1 to its Form S-3
             Registration Statement dated May 5, 1993, and incorporated herein by reference).

   5         Opinion of Richards, Layton & Finger, Wilmington,
             Delaware, including Counsel's consent, concerning securities registered hereunder.

   24.1      Consent of Ernst & Young LLP, independent auditors.

   24.2      Consent of Richards, Layton & Finger, Wilmington,
             Delaware (included as part of Exhibit 5).

   25        Power of Attorney.

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